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EXHIBIT 23.1

INDEPENDENT AUDITORS' CONSENT

    We consent to the incorporation by reference in this Registration Statement of Greenland Corporation on Form S-8 of our report dated February 18, 2000, appearing in the Annual Report Form 10-K of Greenland Corporation for the year ended December 31, 2000.

/s/ Levitz, Zacks & Ciceric Levitz, Zacks & Ciceric San Diego, California

May 17, 2001

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INDEPENDENT AUDITORS' CONSENT